As filed with the Securities and Exchange Commission on January 31, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FRANCHISE GROUP, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	27-2561876 (I.R.S. Employer Identification No.)
1716 Corporate Landing Parkway Virginia Beach, Virginia (Address of Principal Executive Offices)	23454 (Zip Code)

FRANCHISE GROUP, INC. 2019 OMNIBUS INCENTIVE PLAN
(Full title of the plan)

Tiffany McMillan-McWaters, Esq.
Assistant General Counsel
1716 Corporate Landing Parkway
Virginia Beach, Virginia 23454
(Name and address of agent for service)

(757) 493-8855
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Copies to:

David W. Ghegan, Esq.
Troutman Sanders LLP
600 Peachtree Street NE, Suite 3000
Atlanta, GA 30308
Telephone: (404) 885-3000

CALCULATION OF REGISTRATION FEE
Title of securities to be registered[1]	Amount to be registered[2]	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.01 par value per share	5,000,000 shares	$20.67[3]	$103,350,000[3]	$13,415

1	Common stock, $0.01 par value per share (the “Common Stock”), offered by Franchise Group, Inc. (the “Company”) pursuant to the Franchise Group, Inc. 2019 Omnibus Incentive Plan (the “Plan”).

2
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of Common Stock that may be offered and issued to prevent dilution resulting from stock dividends, stock splits, combinations of shares, spin-offs, recapitalizations, mergers or similar capital adjustments as provided in the Plan.

3
Pursuant to Rule 457(c) and (h) under the Securities Act, the proposed maximum offering price and proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee and were determined based on the average of the high and low sales prices of the Company’s Common Stock on January 27, 2020, as reported on the NASDAQ Global Market.

Part I - Information Required in the Section 10(a) Prospectus
Item 1.    Plan Information.*

Item 2.    Registrant Information and Employee Plan Annual Information.*

*
The information specified in Items 1 and 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this registration statement and as required by Rule 428(b)(1).

Part II - Information Required in the Registration Statement

Item 3.    Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a) (b) (c)
The Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2019, filed with the Commission on June 27, 2019 (File No. 001-35588);

The Company’s Quarterly Reports on Form 10-Q for the quarters ended July 31, 2019 and October 31, 2019, filed with the Commission on September 9, 2019 and December 10, 2019, respectively (File No. 001-35588);

The Company’s Current Reports on Form 8-K and Form 8-K/A, as applicable, filed with the Commission on May 6, 2019, May 13, 2019, May 16, 2019, June 10, 2019, July 11, 2019, July 11, 2019, August 8, 2019, August 9, 2019, August 28, 2019, September 18, 2019, September 19, 2019, September 24, 2019, October 1, 2019, October 1, 2019, October 4, 2019, October 23, 2019, November 12, 2019, December 3, 2019, December 5, 2019, December 17, 2019, December 30, 2019, January 6, 2020 and January 8, 2020 (File No. 001-35588);

(d)
All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report on Form 10-K referenced above (other than for portions of those documents deemed to be furnished and not filed); and

(e)
The description of our capital stock contained in our Registration Statement on Form 8-A (File No. 001-35588), filed with the Commission on November 13, 2019, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company or the Plan with the Commission subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment hereto which either indicates that all securities offered hereby have been sold or deregisters all such securities then remaining unsold, shall also be deemed to be incorporated by reference into this registration statement and to be a part hereof from their respective dates of filing. Any statement in this registration statement, or in a document incorporated or deemed incorporated herein, shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

The Company’s Certificate of Incorporation provides that, except to the extent prohibited by the Delaware General Corporation Law (the “DGCL”), its directors shall not be liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as its directors. Under the DGCL, the directors have a fiduciary duty to the Company, which is not eliminated by these provisions of the Certificate of Incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the DGCL (which covers liability with respect to the unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise. Our Certificate of Incorporation and Bylaws provide that the Company may indemnify and hold harmless, to the fullest extent permitted by applicable law, as may be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of us or is or was serving at our request as a director, officer, manager, employee or agent of another company or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

Please see the Exhibit Index in this Registration Statement, which is incorporated in this item by reference.

Item 9.    Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Second Amended and Restated Certificate of Incorporation of Liberty Tax, Inc. (incorporated by reference to Exhibit 3.1 to Form 8-K, File No. 001-35588 filed on December 19, 2018).
4.1.1
Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Liberty Tax, Inc. (incorporated by reference to Exhibit 3.1 to Form 8-K, File No. 001-35588 filed on September 19, 2019).

4.1.2
Certificate of Designation of the Voting Non-Economic Preferred Stock of Liberty Tax, Inc. filed with the Secretary of State of the State of Delaware July 10, 2019 (Exhibit 3.1 to Form 8-K, File No. 001-35588 filed July 11, 2019).

4.1.3
Certificate of Increase of the Number of Shares of Voting Non-Economic Preferred Stock of Franchise Group, Inc., filed with the Secretary of State of the State of Delaware on September 30, 2019 (Exhibit 3.1 to Form 8-K, File No. 001-35588 filed October 1, 2019).

4.2	Second Amended and Restated Bylaws of Liberty Tax, Inc. (incorporated by reference to Exhibit 3.2 to Form 8-K, File No. 001-35588 filed on July 15, 2014).
5.1	Opinion of Troutman Sanders LLP, filed herewith.
23.1	Consent of Troutman Sanders LLP (contained in Exhibit 5.1 hereto).
23.2	Consent of Cherry Bekaert LLP, filed herewith.
23.3	Consent of KPMG LLP, filed herewith.
23.4	Consent of BDO USA, LLP, filed herewith.
23.5	Consent of Deloitte & Touche LLP, filed herewith.
23.6	Consent of Rivero, Gordimer & Company, P.A., filed herewith.
24.1	Powers of Attorney (included on the signature pages of this registration statement).
99.1	Franchise Group, Inc. 2019 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to Form 8-K, File No. 001-35588 filed on December 5, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Virginia Beach, Commonwealth of Virginia, on January 31, 2020.

Franchise Group, Inc. (Registrant) By: /s/ Eric Seeton Eric Seeton Chief Financial Officer

POWERS OF ATTORNEY
AND
SIGNATURES

Each of the undersigned, whose signature appears below, hereby constitutes and appoints Brian R. Kahn, Eric Seeton and Andrew Kaminsky, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Capacity in Which Signed	Date

/s/ Brian R. Kahn	President, Chief Executive Officer and Director (Principal Executive Officer)	January 31, 2020
Brian R. Kahn

/s/ Eric Seeton	Chief Financial Officer
Eric Seeton	(Principal Financial Officer)	January 31, 2020

/s/ Matthew Avril	Director
Matthew Avril		January 31, 2020

/s/ Patrick A. Cozza	Director
Patrick A. Cozza		January 31, 2020

Director
Thomas Herskovits

/s/ Andrew M. Laurence	Executive Vice President and Director
Andrew M. Laurence		January 31, 2020

/s/ Lawrence Miller	Director
Lawrence Miller		January 31, 2020

/s/ G. William Minner, Jr.	Director
G. William Minner, Jr.		January 31, 2020

/s/ Bryant R. Riley	Director
Bryant R. Riley		January 31, 2020

/s/ Kenneth M. Young	Director
Kenneth M. Young		January 31, 2020